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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ON ASSIGNMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26651 West Agoura Road
Calabasas, California 91302
April 24, 2008

Dear Stockholder:

        On behalf of your Board of Directors and management, you are cordially invited to attend the 2008 Annual Meeting of Stockholders of On Assignment, Inc. on Friday, May 30, 2008, at 2:00 p.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302.

        The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

        Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, we have enclosed a proxy card by which you can direct the voting of your shares. Please sign and promptly return the enclosed proxy card whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

        We thank you for your continued interest in On Assignment, Inc. and look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      Peter T. Dameris
                       President and Chief Executive Officer

26651 West Agoura Road
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 30, 2008

        The 2008 Annual Meeting of Stockholders of On Assignment, Inc. will be held on Friday, May 30, 2008, at 2:00 p.m. local time, at our corporate headquarters located at 26651 West Agoura Road, Calabasas, California 91302, for the purpose of considering and voting upon:

  1.
  the election of Mr. Dameris and Mr. Holman as directors for three-year terms to expire at our 2011 Annual Meeting;

  2.
  the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  3.
  such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 15, 2008, are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in "street name," you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

                      By Order of the Board of Directors,

                      Samanthe A. Beck
                       Secretary

April 24, 2008
Calabasas, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2008

        Electronic copies of this Proxy Statement and our Annual Report on Form 10-K filed with the SEC on March 17, 2008 are available free of charge on our website (http://www.onassignment.com).

2008 PROXY STATEMENT
TABLE OF CONTENTS

i

On Assignment, Inc.
26651 West Agoura Road
Calabasas, California 91302

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held
Friday, May 30, 2008

        On Assignment, Inc., (the "Company," "On Assignment," "we," "our," "us") is providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. of proxies to be voted at On Assignment's 2008 Annual Meeting of Stockholders to be held on Friday, May 30, 2008 at 2:00 p.m. local time, or at any adjournment or postponement thereof. This Proxy Statement, the proxy card and On Assignment, Inc.'s Annual Report to Stockholders will be mailed to each stockholder entitled to vote at the 2008 Annual Meeting of Stockholders commencing on or about May 1, 2008.

General Information about the Annual Meeting and Voting

Who is soliciting my vote?

        The Board of Directors of On Assignment, Inc. is soliciting your vote at the 2008 Annual Meeting of Stockholders.

What proposals will be voted on at the Annual Meeting?

        The items scheduled to be voted on at the Annual Meeting are:

  •
  the election of Mr. Dameris and Mr. Holman as directors for three-year terms; and

  •
  the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2008 fiscal year.

        If any other matters are properly submitted for consideration at the Annual Meeting or any adjournment or postponement thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

Who may vote at the Annual Meeting?

        The Board has set April 15, 2008, as the record date for the Annual Meeting. If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April 15, 2008, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

  •
  held directly in your name with our transfer agent as a "holder of record"; and

  •
  held for you in an account with a broker, bank or other nominee (shares held in "street name").

        A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 26651 West Agoura Road, Calabasas, California 91302, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

        A majority of On Assignment's outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On April 15, 2008, there were 35,410,668 shares of On Assignment common stock outstanding. Your shares are counted as present at the Annual Meeting if you:

  •
  are present and vote in person at the Annual Meeting; or

  •
  have properly submitted a proxy card prior to the Annual Meeting.

How many votes are required to approve each item?

        Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees who receive the largest number of "FOR" votes cast will be elected as directors.

        The ratification of the appointment of the independent accountants requires the "FOR" vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

How are votes counted?

        You may either vote "FOR" or "WITHHOLD AUTHORITY TO VOTE" for a director nominee. You may vote "FOR," "AGAINST" or "ABSTAIN" on the ratification of the appointment of our independent accountants. If you withhold authority to vote with respect to a director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominee. If you abstain from voting on ratification of the appointment of our independent accountants, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that ratification. If you sign and submit your proxy card without voting instructions, your shares will be voted "FOR" the director nominees put forth by the Board and "FOR" the appointment of Deloitte & Touche LLP as our independent accountants.

        Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved.

What is a broker non-vote?

        If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.

How does the Board recommend that I vote?

        The Board of Directors recommends that you vote "FOR" Mr. Dameris and Mr. Holman, the two director nominees named in this Proxy Statement and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

How do I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly or in "street name," you may direct your vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

        For shares held in "street name," you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the Annual Meeting?

        Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you later decide not to attend the Annual Meeting.

        If you choose to vote in person at the Annual Meeting:

  •
  If you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

  •
  If you hold your shares in "street name," you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

        If your shares are held in more than one account, you will receive a proxy card for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

        If you and other residents at your mailing address own shares of On Assignment stock in "street name," your bank, broker or other holder of record may have notified you that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as "householding." Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

        If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another On Assignment stockholder and together both of you would like to receive only a single set of On Assignment annual disclosure documents, please contact our Investor Relations department by telephone at (818) 878-3136. Be sure to provide your name, the name of your bank, broker or other holder of record, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

        If you did not receive an individual copy of this year's Annual Report or Proxy Statement, we will send a copy to you if you address a written request to On Assignment, Inc., Attention: Investor Relations, 26651 West Agoura Road, Calabasas, CA 91302 or call (818) 878-3136.

May I revoke my proxy and change my vote?

        You may revoke your proxy at any time before it is voted by:

  •
  submitting a properly signed proxy card with a later date;

  •
  delivering to the Secretary of On Assignment a written revocation notice bearing a later date than the proxy card; or

  •
  voting in person at the Annual Meeting.

Will my shares be voted if I do not provide my card and do not attend the Annual Meeting?

        If you do not provide a proxy card or vote your shares held in your name, your shares will not be voted.

        If you hold your shares in street name, your broker may be able to vote your shares for certain "routine" matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of Deloitte & Touche LLP as our independent accountants for 2008 are considered routine matters. Please note that brokers cannot vote shares held on behalf of their clients on "non-routine" matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2008, the beneficial ownership of On Assignment's common stock for the following persons:

  •
  all stockholders known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers, as identified; and

  •
  all of our directors and named executive officers as a group.

        Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the Securities and Exchange Commission. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date that information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person's actual voting power. As of March 31, 2008, there were 35,389,399 shares of On Assignment common stock outstanding. The address of each person listed is in care of On Assignment, 26651 West Agoura Road, Calabasas, California 91302, unless otherwise set forth below such person's name.

	Shares Beneficially Owned
Name	Shares of Common Stock(1)		Right to Acquire within 60 days of March 31, 2008(2)	Percent of Outstanding Shares
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 94163	6,102,568		—	17.23
State of Wisconsin Investment Board(4) P.O. Box 7842 Madison, WI 53707	3,538,569		—	9.99
Times Square Capital Management, LLC(5) 1177 Avenue of the Americas—39th Floor New York, NY 10036	3,226,650		—	9.1
Buckhead Capital Management, LLC(6) 3330 Cumberland Blvd., Suite 650 Atlanta, GA 30339	1,956,900		—	5.6
Great Point Partners, LLC(7)
Dr. Jeffery R. Jay, M.D.
Mr. David Kroin 165 Mason Street, 3rd Floor Greenwich, CT 06830	1,850,000		—	5.22
NorthPointe Capital, LLC(8) 101 W. Big Beaver, Suite 745 Troy, MI 48084	1,774,594		—	5.01
William E. Brock**	17,236	(9)	54,000	*
Elliott Ettenberg(10)	11,678		—	*
Jonathan S. Holman**	27,736	(11)	42,000	*
Teresa A. Hopp(12)	12,736		—	*
Jeremy M. Jones**	53,386	(13)	72,000	*
Edward L. Pierce**	5,000		—	*
Peter T. Dameris**	541,476		832,383	3.9
James L. Brill**	148,965	(14)	35,836	*
Emmett McGrath**	118,176	(15)	102,826	*
Shawn Mohr(16)**	65,128		—	*
Michael McGowan**	81,677	(17)	41,250	*
Mark Brouse**	80,649	(18)	9,375	*
All directors and executive officers as a group (13 persons)	1,163,843		1,189,670	6.7

*
Represents less than 1% of the shares outstanding.

**
Directors' and officers' shares as of March 31, 2008.

(1)
Includes shares for which the named person has sole voting and investment power; and/or has shared voting and investment power with a spouse or minor child. Excludes shares that may be acquired through stock option or warrant exercises.

(2)
Shares that can be acquired upon the exercise of stock options within sixty (60) days after March 31, 2008.

(3)
Pursuant to a Schedule 13G dated December 31, 2007. The reporting person has sole voting power for 4,130,632 and sole dispositive power for 5,996,568 shares.

(4)
Pursuant to a Schedule 13G dated February 2, 2008. The reporting person has sole voting power and sole dispositive power for 3,538,569 shares.

(5)
Pursuant to a Schedule 13G dated December 31, 2007. The reporting person has sole voting power for 2,926,850 shares and sole dispositive power for 3,226,650 shares.

(6)
Pursuant to a Schedule 13G dated December 31, 2007. The reporting person has sole voting power and sole dispositive power for 1,956,900 shares.

(7)
Pursuant to a Schedule 13G dated January 3, 2008. The reporting person has shared voting power and shared dispositive power for 1,850,000 shares.

(8)
Pursuant to a Schedule 13G dated December 31, 2007. The reporting person has sole voting power and sole dispositive power for 1,774,594 shares.

(9)
Senator Brock has sole voting and investment power for all shares.

(10)
Mr. Ettenberg served as a director through June 1, 2007.

(11)
Includes 19,000 shares held in The Holman Group, Inc. Profit Sharing Trust. Mr. Holman has sole voting and investment power for all 27,726 shares.

(12)
Ms. Hopp served as a director through December 6, 2007.

(13)
Includes 45,150 shares held by the Jones Family Trust for which Mr. Jones serves as trustee. Mr. Jones has sole voting and investment power for 53,386 shares.

(14)
Includes 38,750 shares held by Mr. Brill and his wife, for which Mr. Brill and his wife share voting and investment power. Mr. Brill has sole voting and investment power for 110,215 shares.

(15)
118,176 shares are held in the McGrath Living Trust, for which Mr. McGrath has sole voting and investment power.

(16)
Mr. Mohr served as an officer through December 31, 2007. For an explanation of the conversion of Mr. Mohr's vested shares to stock appreciation rights in conjunction with his termination, please see the description of Mr. Mohr's separation agreement presented in this Proxy Statement under the heading "Compensation Discussion and Analysis—Employment Contracts and Change in Control Agreements—Shawn Mohr."

(17)
Mr. McGowan has sole voting and investment power for 81,677 shares. 5,000 of these shares are held in trust.

(18)
4,250 shares are held in a family trust for which Mr. Brouse and his wife share voting and investment power; 4,250 shares are held in a family foundation for which Mr. Brouse and his wife share voting and investment power. Mr. Brouse has sole voting and investment power for 72,149 shares.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Bylaws of On Assignment provide that our Board shall be comprised of not less than four or more than seven directors, with the exact number to be fixed by the Board. The Board fixed the authorized number of directors at five following the 2007 Annual Meeting. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term. On December 6, 2007, Ms. Teresa Hopp resigned from our Board and as Chairperson of our Audit Committee. On that same date Mr. Edward L. Pierce was appointed to our Board and as Chairman of our Audit Committee, to serve, in accordance with the Bylaws, until the 2009 annual meeting of the shareholders or until his successor is qualified and appointed or elected.

        At this year's Annual Meeting, two directors will be elected to serve until our 2011 Annual Meeting or until their successors are elected and qualified. Peter T. Dameris, our President and Chief Executive Officer, who currently serves as a director and whose term is expiring, has been nominated to stand for re-election. Jonathan S. Holman, who currently serves as a director and whose term is expiring, has been nominated to stand for re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them "FOR" the election of Mr. Holman and Mr. Dameris. Mr. Holman and Mr. Dameris have each consented to serve if elected, but if either is unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

        The two nominees receiving the highest number of "FOR" votes cast will be elected as directors. Our Board unanimously recommends that our stockholders vote "FOR" the election of our nominees.

Nominee for Election with Term Ending in 2011

        Set forth below is certain information regarding On Assignment's director nominees, including the age, term of office as director and business experience of each nominee.

        Peter T. Dameris, 48, was appointed our Chief Executive Officer and President as of September 28, 2004, and has served as a director since December 10, 2004. Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003. From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries. From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded IT consulting/staffing company. Mr. Dameris' positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary. Mr. Dameris was a member of the Board of Directors of Bindview Corporation, a publicly traded network security software development company (acquired by Symantec Corporation in January 2006) from November 2002 to January 2006. Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor's degree in Business Administration from Southern Methodist University.

        Jonathan S. Holman, 63, has served as a director since March 1994. Mr. Holman is the founder and since 1981 has been the President of The Holman Group, Inc., an executive search firm.

Continuing Directors

        Set forth below is certain information regarding On Assignment's continuing directors including the age, term of office as director and business experience of each director.

Terms Ending in 2009

        Jeremy M. Jones, 66, has served as a director since May 1995 and was appointed Chairman of the Board in February 2003. Mr. Jones has served as an investor and business development consultant since February 1998. Mr. Jones has also served as Chairman of the Board of Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment since February 1999 and Lifecare Solutions, Inc., a provider of integrated home healthcare products and services since July 2003. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company that was merged into Apria Healthcare Group, Inc. in 1995. Mr. Jones was a director of US Labs, an esoteric oncology and hematopathology laboratory from November 2003 through February 2005.

        Edward L. Pierce, 51, has served as a director since December 6, 2007. His appointment filled an existing vacancy resulting from the resignation of Ms. Teresa Hopp. From February 2008 to present, Mr. Pierce has served as the President of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. Mr. Pierce served as Executive Vice President and Chief Financial officer of First Acceptance Corporation from October 2006 through February 2008. From May 2001 through February 2006, Mr. Pierce served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a publicly-traded network security software development company. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer, with Metamor Worldwide Corporation, a publicly-traded global information technology services company.

Terms Ending in 2010

        Senator William E. Brock, 77, has served as a director since April 1996. Senator Brock is the founder and since October 1995 has served as the Chairman of Bridges Learning Systems, a firm specializing in the servicing and delivery of learning development systems to public schools. Senator Brock has also served as Chairman of the Board of Intellectual Development Systems, Inc., a provider of education services from 1996 to 2004. Senator Brock is the founder and from 1994 to 1996 was the Chief Executive Officer of The Brock Offices, a consulting firm specializing in education and trade issues. From 1988 to 1994, Senator Brock was the Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991, Senator Brock served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as Secretary of Labor from 1985 to 1987 and as the United States Trade Representative from 1981 to 1985. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate, and from 1962 to 1970, he was a member of the U.S. House of Representatives.

Independent Directors

        Following the Annual Meeting, the Board will consist of five members, a majority of which are deemed by the Board to be "independent directors" under the current listing standards of the NASDAQ Stock Market. Our independent directors are Senator Brock and Messrs. Holman, Jones and Pierce. The Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board discussed information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management. There are no family relationships among our executive officers or directors.

Board Committees and Meetings

        The Board held nine meetings during the year ended December 31, 2007 and acted by unanimous written consent on four occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee.

        Compensation Committee.    The Compensation Committee consists of three directors, Senator Brock, Mr. Jones and Mr. Holman, who serves as chairman of the committee. The Compensation Committee held five meetings during 2007 and acted by unanimous written consent on four occasions. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers and administers our Restated 1987 Stock Option Plan (as Amended and Restated April 7, 2006), which we refer to as our Stock Option Plan, and our Employee Stock Purchase Plan. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NASDAQ Stock Market rules requiring members of compensation committees to be independent.

        Audit Committee.    The Audit Committee consists of three directors, Mr. Holman, Mr. Jones and Mr. Pierce, who serves as chairman of the committee. The Audit Committee held seven meetings during 2007. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of On Assignment's independent accountants. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of (a) the quality and integrity of our financial statements and our financial reporting and disclosure practices; (b) our systems of internal controls regarding finance and accounting compliance; (c) the independence and performance of our outside accountants; and (d) our ethical compliance programs. The Audit Committee also performs the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NASDAQ Stock Market.

        Rules adopted by the NASDAQ Stock Market and the Securities and Exchange Commission, or SEC, impose strict independence requirements for all members of the Audit Committee. In addition to meeting the NASDAQ Stock Market's tests for director independence generally, directors on audit committees must meet two additional criteria set forth in the SEC's rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member's capacity as a member of the board of directors and any board committee. Second, an audit committee member may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. The Board has determined that each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the NASDAQ Stock Market. The Board has determined that Mr. Pierce is an audit committee financial expert, as that term is defined under the SEC rules.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of three directors, Mr. Holman, Senator Brock and Mr. Jones, who serves as chairman of the committee. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board of Directors with respect to the nomination of individuals for election to the Board of Directors and to serve as committee members. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NASDAQ Stock Market rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee met twice in 2007. The Nominating and Corporate Governance Committee recommended the nomination of Mr. Dameris and Mr. Holman for election at this year's Annual Meeting.

        The Nominating and Corporate Governance Committee charter, and the corporate governance guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. In considering potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. Qualifications used to evaluate a candidate include personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, willingness and ability to devote adequate time and resources to diligently perform the duties of a director and relevant business experience and acumen. When selecting a candidate, the Nominating and Corporate Governance Committee also considers additional factors such as whether the person possesses specific industry expertise, whether the candidate is familiar with general issues affecting our business and whether the person would qualify as an audit committee financial expert or an independent director.

        The Nominating and Corporate Governance Committee relies primarily on recommendations from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms. In 2007, no professional recruiting firms or consultants were needed and, accordingly, no fees were paid in this regard to professional recruiting firms or consultants in 2007. Existing directors being considered for re-nomination will be evaluated based on their performance as directors to ensure that they continue to meet the qualifications above.

        The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2009 Annual Meeting should mail their suggestions to On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary. Suggestions must be received by the Secretary of On Assignment not less than thirty days or more than sixty days prior to the 2009 Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. There were no director candidates put forward by shareholders for consideration at the 2008 Annual Meeting.

        The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of these documents without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

        Stock Option Committee.    The Stock Option Committee consists of one director, Mr. Dameris. The Stock Option Committee acted by written consent on sixty-seven occasions during 2007. The Stock Option Committee has been delegated limited authority to grant stock options to eligible individuals who are not executive officers or directors within pre-approved limits.

        Meetings.    No currently serving director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the Committees of the Board on which he served during 2007, aside from Mr. Pierce who joined our Board and our Audit Committee in December of 2007. Our independent directors regularly meet as a group in executive session outside of the presence of management. On Assignment has not adopted a formal policy with respect to director attendance at the annual meetings of the stockholders and our Bylaws allow the annual meetings to be conducted by the presiding officer of such meeting. None of our current directors who were serving on our Board as of June 1, 2007 attended our 2007 Annual Meeting of Stockholders.

Communicating with the Board

        We invite stockholders and other interested parties to communicate any concerns they may have about On Assignment directly and confidentially with either the Chairman of the Board or the non-management directors as a group by writing to the attention of either the Chairman of the Board of Directors or the Non-Management Directors at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302. Any such communication will be forwarded, unopened, to Mr. Jeremy Jones, Chairman of the Board.

Ethics

        On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects On Assignment's policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of On Assignment's Code of Business Conduct and Ethics can be found on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of this document without charge by writing to: On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attn: Secretary.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        The Compensation Committee seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment. Its fundamental policy is to offer On Assignment's executive officers competitive compensation opportunities based upon their relevant experience, their individual performance and the overall financial performance of On Assignment. One important component of our compensation package is an annual salary commensurate with the executive officer's experience, scope of responsibility and overall value to the organization. Another fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer's compensation contingent upon On Assignment's performance as well as upon his own individual level of performance. The Compensation Committee furthers this objective through an annual performance-based incentive compensation program and periodic equity grants, including grants with performance-based vesting components. The Compensation Committee strives to align the remuneration potential for the executive officers with shareholder interests through the use of stock options and other equity awards.

        The Compensation Committee also recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives. Through these agreements, On Assignment seeks to further motivate such individuals or retain their services as well as to secure confidentiality and nonsolicitation obligations from such executives, applicable both during and after their employment. These agreements with executive officers include executive employment agreements and severance arrangements.

        Pursuant to the executive employment agreements, our executives and their legal dependents are eligible to participate in Company sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience to promote On Assignment's business goals. The Compensation Committee believes providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives' continued ability to contribute their efforts towards achieving On Assignment's growth, profitability and other goals.

        The executive employment agreements also provide for severance arrangements with each executive officer in the event of an involuntary termination without "cause" or, in some cases, a voluntary termination for "good reason" as those terms are defined in the executive employment agreements. Additionally, pursuant to our Executive Change of Control Agreements with Mr. Brill and Mr. Dameris, and the On Assignment Change in Control Severance Plan in which our other executive officers participate, On Assignment provides for lump-sum payments of the executive officer's then-current annual salary and incentive compensation and continuation of health and welfare plan participation for a pre-defined period of time, without cost to the executive, in the event the executive is terminated under certain defined circumstances following a change in control. The Compensation Committee believes that the change in control arrangements serve to minimize the distraction caused by a potential change in the control of the Company and reduce the risk that these individuals would leave On Assignment when a transaction was imminent, thereby reducing the value of On Assignment to a prospective buyer, or to the shareholders in the event the transaction failed to consummate. The executive employment, severance and change of control arrangements are described under the heading "Employment Contracts and Change in Control Arrangements" elsewhere in this Proxy Statement.

        On Assignment also makes additional perquisites available to certain of its executive officers, consisting of a monthly automobile allowance; payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination, subject to specific limits; and payment or reimbursement of actual expenses incurred for tax preparation and financial planning services, not to exceed specific limits. The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers as well as their role as "ambassadors" of On Assignment. The Compensation Committee authorizes these benefits to encourage our executives to attend to basic personal details that might otherwise prove distracting, time consuming or simply lack priority. Additionally, the Compensation Committee believes the executives perceive these perquisites to be highly valuable and therefore helpful in attracting and retaining qualified leaders.

        On Assignment offers tax-qualified 401(k) plans to its U.S. employees. Some of our executives and other employees are not eligible to participate in the applicable On Assignment 401(k) plan by virtue of their status as "highly compensated" employees according to Section 414(q) of the Internal Revenue Code. Therefore, On Assignment offers a separate non-qualified savings plan for eligible employees. The On Assignment Deferred Compensation Plan permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100% of their base salary, incentive compensation, stock option gain or director fees on a pre-tax basis and earn tax-deferred income on these amounts. The Deferred Compensation Plan permits matching Company contributions and other benefits similar to, though not as favorable for tax purposes, as the 401(k) plans. The Compensation Committee maintains this program in an effort to provide the executive officers with retirement benefits that are comparable to and competitive with the benefits available in the market. The On Assignment Deferred Compensation Plan is described in more detail under the heading "Deferred Compensation" elsewhere in this Proxy Statement.

        On Assignment maintains an Employee Stock Purchase Plan, which is referred to as the ESPP. Under the ESPP, On Assignment may grant eligible employees, including the executive officers, periodic opportunities to purchase shares of On Assignment's common stock at a discount, subject to certain limits. The ESPP is described in more detail under the heading "Other Benefits" elsewhere in this Proxy Statement.

        The Compensation Committee periodically reviews the effectiveness and competitiveness of On Assignment's executive compensation structure with the assistance of independent consultants and by conducting informal salary surveys. During 2007, no such independent consultants were retained by the Compensation Committee.

Compensation Program

        The key elements of executive compensation are base salary, annual performance-based incentive compensation and long-term equity-based incentive grants, which may include time vesting and performance-based vesting arrangements. Generally, as an executive officer's level of responsibility increases, the Compensation Committee seeks to have a greater portion of the executive's total compensation depend upon On Assignment's performance and stock price appreciation rather than solely upon the executive's salary. The Compensation Committee believes this structure is appropriate because as the employee's level of responsibility increases, the impact of his or her efforts and business judgment upon the performance of the Company and Company's stock price also increases. To that end, all of our executive officers receive annual incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary, with those percentages ranging from 75% to 120%, depending upon the scope of the executives' responsibilities. Additionally, our executive officers receive equity grants in per-share or unit allocations that increase as the executive's level of responsibility and impact on overall Company performance increases. The value of the equity grants are tied to the value of On Assignment's common stock, with vesting schedules that are based on the passage of time and, in some cases, also upon the attainment of performance-based goals established by the Compensation Committee. The key factors that were considered in establishing the components of each executive officer's compensation package for 2007 are summarized below.

  Base Salary

        On Assignment's executive officers receive base salaries that are determined with due consideration to their responsibilities, skills and experience related to their respective positions. Other factors considered in base salary determination are individual performance as measured by the success of the executive's business division or area of responsibility, competitiveness with salary levels of similarly sized companies, internal compensation parity standards and On Assignment's ability to pay an appropriate and competitive salary. The amount and timing of an increase in base compensation depends upon, among other things, overall economic conditions, the Company's performance, the individual's performance, internal compensation parity and the time interval and any responsibilities assumed since the last salary increase.

  Incentive Compensation

        The Compensation Committee may grant annual incentive awards and multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria. The mechanics and attainment criteria for annual incentive awards and long-term incentive awards are discussed in greater detail below. The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against longer term Company goals and investments in future opportunities. Annual incentive awards are cash awards, intended to reward the executive for achieving growth on one or more designated business unit level or consolidated performance metrics. Multi-year, long-term incentive awards are typically equity awards, with vesting triggered by the passage of time and/or by, (and in percentages based on), attaining designated levels of Company financial performance. The Compensation Committee may specify the amount of the incentive award as a percentage of the executive's annual salary or as another amount that need not bear a strictly mathematical relationship to the performance goals. The Compensation Committee may, in its discretion, reduce the amount of an award otherwise to be made in connection with an incentive program if the Compensation Committee determines that the assumptions applied when setting the goals ultimately proved invalid, unanticipated factors not tied to executive performance resulted in the executive's attainment of the targets or other considerations that in the discretion of the Compensation Committee dictate that the award should be reduced. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code (discussed below), or who the Compensation Committee believes may be covered in the future, may be structured by the Compensation Committee to constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code.

  Annual Incentive Compensation

        Executive officers are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to revenues and profitability, either at the divisional or corporate levels, or a combination, depending upon the executive's area of responsibility. By focusing on revenues and profitability measures, the Compensation Committee attempts to relate the annual incentive to performance measures that demonstrate appropriate growth and contribute to overall shareholder value. During the first quarter of each fiscal year, the Compensation Committee establishes performance targets and corresponding incentive compensation, which is typically calculated as a percentage of the individual's base salary, with more senior executives eligible for higher percentages. Currently these percentages range from 75% of annual salary to 120% of annual salary, assigned according to the seniority of the executive and the scope of his responsibilities. For most of our officers, half or more of each annual compensation package is attached to attainment of the respective incentive compensation program targets. The Compensation Committee feels this arrangement appropriately links the executives' remuneration to the performance of the Company and the benefits derived by the shareholders. Actual percentages and information regarding performance targets applicable to the 2007 annual incentive compensation program are set forth in more detail in the "Summary of Executive Compensation" section presented elsewhere in this Proxy Statement. The targets are based on full year performance measures and are, therefore, determined at a time when attainment is substantially uncertain. In recent years, including this year, this incentive bonus has consisted of two components: a "target bonus" for the achievement of set objectives the Compensation Committee established at the beginning of the year and an additional bonus, paid incrementally, up to a pre-set level if an executive surpasses the set objectives. Structuring the annual incentive compensation in this manner upholds On Assignment's philosophy of paying for performance. The target bonus is designed to be achievable based upon highly competent management performance on the executive's part, assuming certain economic conditions and other circumstances at the time the goal was established. The maximum additional target bonus is designed to be difficult to achieve under those circumstances.

        As previously noted, the Compensation Committee may exercise negative discretion to reduce the amount of an award otherwise to be made in connective with an incentive plan. The Compensation Committee may also award additional or substitute incentive compensation at its discretion, based on such factors as substantial over-achievement of performance targets for which the annual incentive compensation program otherwise provides no award or upon a change in the executive officer's employment status. The Compensation Committee reserves all of the foregoing discretion to avoid results that fail to serve the goal of paying for performance, based on a strict application of the program.

  Long-Term Incentive Compensation

        The Compensation Committee periodically approves grants of stock options, restricted stock and restricted stock units to On Assignment's executive officers under the Stock Option Plan or otherwise. The grants may occur in conjunction with On Assignment's entry into an executive employment agreement or extension of an executive employment agreement, or as part of a periodic assessment of the degree to which equity continues to constitute an appreciable component of the executive officers' compensation packages. These grants are designed to balance the comparatively short-term goals of the annual incentive compensation targets with longer term stock price performance, to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage On Assignment from the perspective of an owner with an equity stake in the business. Each option grant allows the executive officer to acquire shares of common stock over a specified period of time of up to 10 years. Because our stock options are granted at fair market value, these grants provide a return to the executive officer only if the market price of the shares appreciates over the option term. The Compensation Committee has also makes grants of restricted stock and restricted stock units. These grants are generally made for no consideration other than the par value of the shares, which is deemed paid by the executive through services rendered, thereby protecting the recipient from the risk of being required to pay more to purchase the shares from the Company than the fair market value of the Company's common stock at the time of the purchase. Like stock options, restricted stock and restricted stock units vest over a specified period of time. Unlike stock options, restricted stock and restricted stock unit grants may include some percentage that vests upon achievement of defined performance criteria within a specific timeframe. This type of award creates an incentive for the executive to attain the designated performance criteria, for vesting purposes, as well as execute business plans that increase the overall fair market value of our common stock.

        The size of the restricted stock award, option or restricted stock unit grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive's current position and ability to impact the stock price. The size of the award or grant is also generally graded to his annual salary and incentive compensation opportunity. Equity awards or grants also take into account the individual's potential to assume future duties and responsibility on behalf of On Assignment over the vesting schedule and/or option term, the executive's individual performance in recent periods and his current holdings of On Assignment stock and options received through previous equity grants.

  Section 162(m) of the Internal Revenue Code.

        A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), which limits the tax deductibility of annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals that are based on shareholder-approved performance criteria and the committee that establishes and certifies such goals consists only of "outside directors." All members of our Compensation Committee, which establishes such goals, qualify as outside directors. The Compensation Committee considers the anticipated tax treatment to us and our executive officers when reviewing our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights or termination of employment. Changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee's control, also can affect the deductibility of compensation.

        While the tax impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our shareholders' best interests.

        Our Stock Option Plan is designed to permit the Compensation Committee to grant awards that may qualify as performance-based for purposes of satisfying the conditions of Section 162(m), including stock options, other performance-vesting awards and cash incentive awards. Other awards under the plan, including time-vesting restricted stock and restricted stock units may not qualify as performance-based awards.

Summary of Executive Compensation

        Compensation paid to executive officers for 2007 consisted primarily of base salary, bonuses in connection with the annual incentive compensation program and long-term incentive compensation consisting of stock option grants and restricted stock units.

Chief Executive Officer Compensation

        Mr. Dameris' 2007 compensation was determined based on the same principles applicable to executive officers generally, (to offer base salary that equitably compensates the executive for the competent execution of his duties and responsibilities, to structure an overall compensation package that rewards superior performance, balances attainment of near-term business objectives with long-term goals and aligns the executive's goals with those of our shareholders), as well as the terms of his November 2003 employment agreement, as amended on December 14, 2006.

        Mr. Dameris' salary was set at $577,500 as of August 2007, representing a 5% increase from his previous salary. In arriving at Mr. Dameris' salary, the Compensation Committee considered the overall volume and value of Mr. Dameris' prior equity grants, described below, his annual incentive compensation opportunity, described herein, and the typical percentage increase applied to the other executive officers' salaries. His target incentive compensation is 60% of his base salary with maximum incentive compensation of up to 120% of his annual salary. Mr. Dameris received incentive compensation of $693,000 in 2007 in connection with the annual incentive compensation program. The amount of Mr. Dameris' incentive compensation is determined based on the Company's attainment of revenue above a determined threshold and then on the Company's adjusted earnings before interest, taxes, depreciation and amortization (or EBITDA) results relative to its plan. For 2007, Mr. Dameris' incentive compensation was subject to the Company attaining consolidated gross revenues of at least $564,000,000. Upon attaining that threshold, Mr. Dameris was eligible to earn incentive compensation equal to 60% of his base salary when the Company achieved $50,900,000 in adjusted EBITDA and, thereafter, Mr. Dameris was eligible to earn additional incentive compensation equal to 60% of his annual salary, on a pro-rata basis when the Company achieved adjusted EBITDA over $50,900,000, up to a maximum of $54,200,000. The Company attained all the foregoing targets and Mr. Dameris earned his maximum 2007 incentive compensation.

        In January 2007, Mr. Dameris was granted an option to purchase 188,000 shares of common stock and 42,533 restricted stock units valued at $500,000 which vest on the third anniversary of the grant date, subject to his continued employment through such date. The Compensation Committee believes the option and restricted stock unit grants provide Mr. Dameris with incentive to focus on increasing the long-term value of the Company's common stock, to the benefit of the Company's shareholders. Also in January 2007, Mr. Dameris was granted 42,533 restricted stock units valued at $500,000 which conditionally vest based on the Company's stock price performance relative to its peers over three years from the date of grant. The Compensation Committee believes this provides Mr. Dameris with incentive to focus on outperforming the Company's peers, thereby ensuring that the Company is considered a premier performer in its sector. In January 2007 Mr. Dameris was also granted 42,533 shares of restricted stock valued at $500,000, which conditionally vest three years from the date of grant based on the Company's financial performance (based on adjusted EBITDA) relative to its plan in 2007. Specifically 50% of these shares were contingent upon the Company's attainment of $40,720,000 of adjusted EBITDA in 2007 and the remaining 50% were pro-ratably contingent upon the Company's attainment of adjusted EBITDA of at least $50,900,000, up to a maximum of $54,200,000. Based on the Company's adjusted EBITDA results for 2007, the Compensation Committee determined that all these contingencies were removed from Mr. Dameris' restricted stock award. The Compensation Committee believes this award encouraged Mr. Dameris to strive for superior 2007 adjusted EBITDA results while the time-vesting component encourages Mr. Dameris to continue in service through the vesting date. All of Mr. Dameris' 2007 option grants were contingent upon shareholder approval of an increase in authorized shares under our equity plan, which was subsequently obtained.

Chief Financial Officer Compensation

        Mr. Brill's 2007 compensation was determined based on the same factors applicable to Mr. Dameris and our other executive officers generally, (e.g. to offer base salary that equitably compensates the executive for the competent execution of his duties and responsibilities, to structure an overall compensation package that rewards superior performance, balances attainment of near-term business objectives with long-term goals and aligns the executive's goals with those of our shareholders), as well as the terms of his January 1, 2007 employment agreement.

        Mr. Brill joined On Assignment on January 1, 2007 as Senior Vice President and Chief Financial Officer, with an annual base salary of $275,000 and annual incentive compensation of up to 100% of his base salary, plus an additional one-time incentive bonus of up to $50,000. His salary was set after considering Mr. Brill's experience as a Chief Financial Officer of a publicly-traded company, his stated salary requirements, an informal market survey of the annual salaries of similar executives in similarly situated companies and the range of the Company's other executive officer salaries. The Compensation Committee established Mr. Brill's annual incentive compensation percentage based on these same general factors. Mr. Brill's one-time incentive bonus of up to $50,000 was contingent upon his attainment of performance objectives relating to (a) the post-acquisition integration of Vista Staffing Solutions, Inc. and Oxford Global Resources, Inc. with the Company from a financial reporting, forecasting, accounting and internal audit perspective; (b) finance staff development; (c) increased effectiveness of the Company's investor relations communications; and (d) cash management process improvements. The amount of Mr. Brill's annual incentive compensation is determined based on the Company's attainment of revenues above a determined threshold and the Company's adjusted EBITDA performance relative to its plan. Mr. Brill received incentive compensation of $325,000 in 2007, which included 100% of his one-time incentive bonus. For 2007, Mr. Brill's annual incentive compensation was subject to the Company attaining consolidated gross revenues of at least $564,000,000. Upon attaining that threshold, Mr. Brill earned incentive compensation equal to 50% of his base salary when the Company achieved $50,900,000 in adjusted EBITDA and, thereafter, Mr. Brill earned additional incentive compensation equal to 50% of his annual salary, on a pro-rata basis, when the Company achieved adjusted EBITDA in excess of $50,900,000, up to a maximum of $54,200,000. The Company achieved each target and Mr. Brill earned his maximum potential 2007 incentive compensation.

        On January 1, 2007, pursuant to the terms of his employment agreement, Mr. Brill received a nonqualified option to purchase 100,024 shares of On Assignment common stock, 25,000 of which shares vested on the first anniversary of the grant date with the remaining shares vesting thereafter in increments of 2,084 shares on each monthly anniversary of the grant date, subject to Mr. Brill's continued employment through each such date. The shares have a per share exercise price equal to the fair market value of On Assignment common stock on the date of the grant. The Compensation Committee arrived at the amount of the option after considering Mr. Brill's experience serving as the Chief Financial Officer of a publicly-traded company, his stated equity requirements, an informal market survey of the option holdings of similar executives in similarly situated companies, the number of options granted to the Company's other executive officers, and the then-current fair market value of the Company's stock. Consistent with its overall compensation philosophy, the Compensation Committee believes this time-vesting option grant aligns Mr. Brill's interests with those of our shareholders and rewards Mr. Brill for exercising business judgment that maximize shareholder value over a multi-year period. The Compensation Committee also believes the multi-year vesting schedule encourages Mr. Brill's continuation in service with the Company through those vesting dates.

        On January 1, 2007, pursuant to the terms of his employment agreement, Mr. Brill received a grant of 60,000 restricted stock units, which vested with respect to 15,000 of the restricted stock units on the first anniversary of the grant date and thereafter, with respect to 1,250 of the restricted stock units on each monthly anniversary of the grant date, subject to Mr. Brill's continued employment through each such date. Due to volatility in the fair market value of the Company's common stock, which can be at odds with the actual financial performance of the Company, as well as periodic trading restrictions imposed on our executive officers as a result of their service to the Company, the Compensation Committee typically augments stock option grants to our executive officers with awards of restricted stock or restricted stock units. Because the restricted stock and restricted stock unit grants are made for no consideration other than the par value of the shares, which is deemed paid by the recipient through services rendered, these awards and grants encourage the recipient to maximize the value of On Assignment's common stock, but protect the recipient from the risk of being required to pay more to purchase the equity from On Assignment than the fair market value of On Assignment's common stock at the time of the purchase.

        To arrive at the number of restricted stock units subject to the grant, the Compensation Committee considered Mr. Brill's experience serving as the Chief Financial Officer of a publicly-traded company, his stated equity requirements, an informal market survey of the restricted stock unit holdings of similar executives in similarly situated companies, the number of restricted stock units granted to the Company's other executive officers, and the then-current fair market value of the Company's common stock. Consistent with its overall compensation philosophy, the Compensation Committee believes this time-vesting restricted stock unit grant rewards Mr. Brill for exercising business judgment that maximizes the trading price of the Company's common stock over a multi-year period. The Compensation Committee also believes the multi-year vesting schedule encourages Mr. Brill's continuation in service with the Company through those vesting dates.

President of Oxford Global Resources Compensation

        Mr. McGowan's 2007 compensation was determined based on the terms of his January 3, 2007 employment agreement. On Assignment and Mr. McGowan entered into the employment agreement in conjunction with On Assignment's January 2007 acquisition of Oxford Global Resources, Inc. (Oxford) where Mr. McGowan also served as President prior to that transaction. Mr. McGowan now serves as President of Oxford, a wholly owned subsidiary of On Assignment. Under his employment agreement, Mr. McGowan was entitled to a minimum annual base salary of $320,000 for calendar year 2007. Mr. McGowan is entitled to annual incentive compensation of up to 100% of his annual base salary, guaranteed synergy bonuses of $20,000 per quarter and an annual performance-based synergy bonus of up to $20,000. The Compensation Committee set Mr. McGowan's base salary after considering his experience as President of Oxford, his pre-acquisition salary for serving as President of Oxford, his stated salary requirements, the anticipated impact of Oxford's performance on the Company's overall performance and the range of the Company's other executive officer salaries. The Compensation Committee established Mr. McGowan's annual incentive compensation percentage based on these same general factors.

        The amount of Mr. McGowan's incentive compensation was determined by the Compensation Committee based on Oxford's adjusted EBITDA performance relative to its plan as well as his attainment of qualitative business objectives established by management with respect to the annual synergy bonus. The amount of the annual synergy bonus was determined based upon Mr. McGowan's successful execution of integration activities such as (a) developing monthly and quarterly financial, budget and operating performance results reporting processes; (b) developing a forum or process for communicating cross-divisional opportunities to other business leaders within the Company; (c) retaining key Oxford employees; (d) developing and implementing a stock option allocation plan for key Oxford employees; (e) working with Company management to integrate Oxford's annual President's Club program with that of the Company; (f) developing an Oxford branch expansion plan leveraging the Company's existing branch office locations; (g) evaluating potential business line expansions; and (h) aligning Oxford's 2008 corporate and field personnel compensation plans with the Company's strategic growth and business objectives. Mr. McGowan received incentive compensation totaling $307,903 in 2007 in connection with his annual incentive compensation plan and synergy bonuses. $20,000 of this amount represented his annual synergy bonus, which the Compensation Committee determined he earned in full. For 2007, Mr. McGowan was eligible to earn annual incentive compensation equal to 50% of his base salary when Oxford achieved a target amount of adjusted EBITDA. This target was achieved. Thereafter, Mr. McGowan was eligible to earn additional incentive compensation of up to 50% of his base salary, on a pro-rata basis, for achieving Oxford adjusted EBITDA in excess of the initial target amount and up to a maximum target. Mr. McGowan earned additional incentive compensation equal to approximately 40% of his annual salary for achieving adjusted EBITDA in excess of the target amount but less than the maximum. On Assignment believes disclosing the Oxford business unit adjusted EBITDA targets would reveal business strategy and subject On Assignment to competitive harm.

        On January 31, 2007, pursuant to the terms of his employment agreement, Mr. McGowan was granted a nonqualified option to purchase 120,000 shares of On Assignment common stock, 7,500 of which shares vest on each quarterly anniversary of the grant date, subject to Mr. McGowan's continued employment through each such date. The Compensation Committee arrived at the option amount after considering Mr. McGowan's experience, his stated equity requirements, the anticipated degree of influence Oxford's performance would have on the Company's overall performance, the number of options granted to the Company's other executive officers, and the then-current fair market value of the Company's stock. Consistent with its overall compensation philosophy, the Compensation Committee believes this time-vesting option grant aligns Mr. McGowan's interests with those of our shareholders and rewards Mr. McGowan for exercising business judgment that maximizes shareholder value over a multi-year period. The Compensation Committee also believes the multi-year vesting schedule encourages Mr. McGowan's continuation in service with the Company through those vesting dates.

        On January 31, 2007 in accordance with the terms of his employment agreement, Mr. McGowan was granted 60,000 restricted stock units, 3,750 of which restricted stock units vest on each quarterly anniversary of the grant date, subject to Mr. McGowan's continued employment through each such date. Due to volatility in the fair market value of the Company's common stock, which can be at odds with the actual financial performance of the Company, as well as periodic trading restrictions imposed on our executive officers as a result of their service to the Company, the Compensation Committee typically augments stock option awards to our executive officers with awards of restricted stock or restricted stock units. Because the restricted stock and restricted stock unit grants are made for no consideration other than the par value of the shares, which is deemed paid by the recipient through services rendered, these grants encourage the recipient to maximize the fair market value of the Company's common stock, but protect the recipient from the risk of being required to pay more to purchase the equity from the Company than the fair market value of On Assignment's common stock at the time of the purchase. To arrive at the number of restricted stock units subject to the grant, the Compensation Committee considered Mr. McGowan's experience as President of Oxford, his stated equity requirements, the number of restricted stock units granted to the Company's other executive officers, and the then-current fair market value of the Company's common stock. Consistent with its overall compensation philosophy, the Compensation Committee believes this time-vesting restricted stock unit grant rewards Mr. McGowan for exercising business judgment that maximizes the trading price of the Company's common stock over a multi-year period. The Compensation Committee also believes the multi-year vesting schedule encourages Mr. McGowan's continuation in service with the Company through those vesting dates.

President of Life Sciences

        Mr. McGrath's 2007 compensation was determined based on the same basic factors as described above for other executive officers, including On Assignment's results of operations, as well as the terms of his July 23, 2004 employment agreement.

        Under the terms of his employment agreement in effect during 2007, Mr. McGrath was entitled to an annual base salary of $278,250 and incentive compensation of up to 100% of his annual base salary. Mr. McGrath's salary was set by the Compensation Committee after considering his experience as President of the Life Sciences division, the anticipated degree of influence the Life Sciences division performance would have on the Company's overall performance and the range of the Company's other executive officer salaries. The Compensation Committee established Mr. McGrath's annual incentive compensation percentage based on these same general factors.

        Mr. McGrath received incentive compensation totaling $278,250 in 2007 in connection with his annual incentive compensation program. The amount of Mr. McGrath's incentive compensation was subject to attainment of a threshold amount of Life Sciences revenue and, thereafter, upon attainment of a specific Life Sciences branch contribution (divisional operating margin, less selling, general and administrative expenses and certain other adjustments) target, and corporate adjusted EBITDA performance relative to plan. For 2007, provided that the Life Sciences division attained a threshold revenue target of $128,383,000, Mr. McGrath was eligible to earn incentive compensation equal to 40% of his base salary when the Life Sciences division achieved a set target amount of branch contribution and 10% of his base salary when the Company achieved $50,900,000 in adjusted EBITDA. These targets were each achieved. Thereafter, Mr. McGrath was eligible to earn additional incentive compensation of up to 30% of his base salary, on a pro-rata basis, for achieving Life Sciences branch contribution in excess of the target amount, up to a maximum target established by the Compensation Committee as well as an additional 20% of his base salary, on a pro-rata basis, when the Company achieved adjusted EBITDA in excess of $50,900,000, up to a maximum of $54,200,000. These targets were each maximally achieved. On Assignment believes disclosing the Life Sciences branch contribution targets would reveal business strategy and subject On Assignment to competitive harm.

President of Vista Staffing Solutions, Inc.

        Mr. Brouse's 2007 compensation was determined based on the same factors described above for the other executive officers as well as terms of his December 6, 2006 employment agreement. On Assignment and Mr. Brouse entered into the employment agreement in conjunction with On Assignment's January 2007 acquisition of Vista Staffing Solutions, (or VISTA) where Mr. Brouse also served as President prior to that transaction. Mr. Brouse now serves as President of VISTA, a wholly owned subsidiary of On Assignment. Under his agreement, Mr. Brouse is entitled to a minimum annual base salary of $261,000 and annual incentive compensation of up to $195,750. Mr. Brouse's base salary was set after considering his experience as President of VISTA, his pre-acquisition salary earned as President of VISTA, Mr. Brouse's stated salary requirements, the anticipated impact of VISTA's performance on the Company's overall performance and the range of the Company's other executive officer salaries. The Compensation Committee established Mr. Brouse's annual incentive compensation percentage based on these same general factors.

        Mr. Brouse's incentive compensation was determined based VISTA's adjusted EBITDA performance relative to its plan. For 2007, Mr. Brouse was eligible to earn incentive compensation equal to 37.5% of his base salary when VISTA achieved a target amount of adjusted EBITDA. Thereafter, Mr. Brouse was eligible to earn additional incentive compensation of up to 37.5% of his base salary, on a pro-rata basis, for achieving VISTA adjusted EBITDA in excess of the target amount, up to a maximum established by the Compensation Committee. Mr. Brouse did not earn any incentive compensation in 2007 in connection with his incentive compensation plan. On Assignment believes disclosing the VISTA business unit adjusted EBITDA targets would reveal business strategy and subject On Assignment to competitive harm.

President of Healthcare Staffing Division

        Mr. Mohr's 2007 compensation was determined based on the same basic factors as described above for other executive officers, including On Assignment's results of operations, as well as the terms of his April 14, 2004 employment agreement.

        Under the terms of his employment agreement in effect during 2007, Mr. Mohr was entitled to an annual base salary of $288,750 and incentive compensation of up to 100% of his annual base salary; however, pursuant to the terms of a separation agreement, Mr. Mohr received a lump-sum payment of $57,750 in lieu of any incentive compensation that may have become payable under the employment agreement in respect of services provided in 2007. Mr. Mohr's base salary amount was set by the

Compensation Committee after considering Mr. Mohr's experience as President of the Healthcare Staffing division, the anticipated impact of the Healthcare Staffing division performance on the Company's overall performance and the range of the Company's other executive officer salaries. The Compensation Committee established Mr. Mohr's annual incentive compensation percentage based on these same general factors.

        The amount of Mr. Mohr's incentive compensation was subject to attainment of a threshold Healthcare Staffing division revenue target, and, assuming that target was achieved, upon attainment of Healthcare Staffing branch contribution targets and corporate adjusted EBITDA performance relative to its plan. For 2007, provided that the Healthcare Staffing division attained a threshold revenue target of $181,201,000, Mr. Mohr was eligible to earn incentive compensation equal to 40% of his base salary when the Healthcare Staffing division achieved a target amount of branch contribution and incentive compensation equal to 10% of his base salary when the Company achieved $50,900,000 in adjusted EBITDA. Thereafter, Mr. Mohr was eligible to earn additional incentive compensation of up to 30% of his base salary, on a pro-rata basis, for achieving Healthcare Staffing branch contribution in excess of the target amount, up to a maximum established by the Compensation Committee as well as an additional 20% of his base salary, on a pro-rata basis, when the Company achieved adjusted EBITDA in excess of $50,900,000, up to a maximum of $54,200,000. The threshold revenue and branch contribution targets were not achieved. On Assignment believes disclosing the branch contribution targets applicable to the Healthcare Staffing division performance would reveal business strategy and subject On Assignment to competitive harm.

        Mr. Mohr and On Assignment mutually agreed to terminate his employment effective December 31, 2007. Pursuant to the terms of his separation agreement, in addition to the lump-sum payment of $57,750 Mr. Mohr received in lieu of any incentive compensation that may have become payable in 2007, Mr. Mohr became entitled to certain other amounts described below under the heading "Compensation Discussion and Analysis—Employment Contracts and Change in Control Agreements—Shawn Mohr."

Summary of Cash and Other Compensation

        The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the year ended December 31, 2007.

Fiscal Year 2007 Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)		Bonus		Stock Awards(3)		Option Awards(3)		Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Non-qualified Deferred Compensation Earnings			All Other Compensation			Total
Peter Dameris President and Chief Executive Officer	2007 2006	$ $	561,458 500,000	$ $	— —	$ $	957,785 508,491	$ $	1,133,852 694,144	$ $	693,000 660,000	$ $	96,518 37,332	(5) (6)	$ $	— 10,092	(7)	$ $	3,449,804 2,410,059
James Brill Senior Vice President and Chief Financial Officer	2007 2006	$ $	275,000 —	$ $	— —	$ $	201,034 —	$ $	114,510 —	$ $	325,000 —	$ $	— —		$ $	20,327 —	(8)	$ $	935,871 —
Emmett McGrath President—Life Sciences & Allied Divisions	2007 2006	$ $	270,521 250,000	$ $	— —	$ $	280,442 156,104	$ $	77,765 77,668	$ $	278,250 265,000	$ $	— —		$ $	— —		$ $	914,903 748,792
Shawn Mohr President—Healthcare Staffing Division	2007 2006	$ $	280,729 269,000	$ $	— —	$ $	200,499 129,618	$ $	198,093 194,794	$ $	— 299,000	$ $	— —		$ $	66,755 13,429	(9) (10)	$ $	746,076 905,841
Michael McGowan President, Oxford Global Resources, Inc.	2007 2006	$ $	320,000 —	$ $	80,000 —	$ $	177,200 —	$ $	138,532 —	$ $	307,903 —	$ $	— —		$ $	— —		$ $	1,030,703 —
Mark Brouse President, VISTA Staffing Solutions, Inc.	2007 2006	$ $	261,000 —	$ $	— —	$ $	11,169 —	$ $	22,654 —	$ $	— —	$ $	— —		$ $	— —		$ $	296,353 —

(1)
Mr. Dameris became Chief Executive Officer effective as of September 28, 2004. Mr. Brill joined On Assignment as its Senior Vice President and Chief Financial Officer effective January 1, 2007. Mr. Mohr became an executive officer in 2004. Mr. Mohr and On Assignment mutually agreed to terminate his employment effective December 31, 2007. For an explanation of severance pay and other benefits to be paid to Mr. Mohr in future periods in conjunction with his termination, please see the description of Mr. Mohr's separation agreement presented in this Proxy Statement under the heading "Compensation Discussion and Analysis—Employment Contracts and Change in Control Agreements—Shawn Mohr." Mr. McGrath became an executive officer in 2004, and in January 2008 assumed added responsibilities related to our Allied Division. Mr. McGowan became an executive officer in January 2007, upon the closing of On Assignment's acquisition of Oxford Global Resources, Inc. ("Oxford"). Mr. Brouse became an executive officer in January 2007, upon the closing of On Assignment's acquisition of VISTA Staffing Solutions, Inc. ("VISTA").

(2)
Represents amount of salary earned by executive in 2006 or 2007, respectively, as indicated above.

(3)
Computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 9 to the consolidated financial statements for the year ended December 31, 2007 included in our Annual Report of Form 10-K and are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under "Critical Accounting Policies-Stock-Based Compensation" in the Form 10-K. These amounts represent the grant-date fair value of shares that vested during 2007. On the December 31, 2007 termination of his employment with On Assignment, Mr. Mohr forfeited 39,712 restricted stock units and 243,880 stock options.

(4)
All non-equity incentive plan compensation amounts were earned based on performance in the year reported and payable, by their terms, in the subsequent year.

(5)
Represents fiscal year 2007 gain on cumulative deferred compensation plan contributions.

(6)
Represents fiscal year 2006 gain on deferred compensation plan contributions.

(7)
Includes automobile allowance, life insurance, tax preparation expenses and personal travel expenses.

(8)
Includes automobile allowance, life insurance, tax preparation expenses and personal travel expense as well as a special non-cash bonus consisting of a timepiece and tax gross-up thereon, totaling $10,132.06, presented for extraordinary work performed in relation to On Assignment's acquisitions of VISTA and Oxford.

(9)
Includes automobile allowance, life insurance, other taxable insurance coverage, tax preparation expenses, personal travel expenses and a lump-sum payment of $57,750 in lieu of any incentive compensation that may have become payable in 2007.

(10)
Includes automobile allowance, life insurance, other taxable insurance coverage, tax preparation expenses and personal travel expenses

Summary of Grants of Plan Based Awards

        The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2007.

Fiscal Year 2007 Grants of Plan Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Under- lying Options(3)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date
		Threshold	Target	Maximum	Threshold	Target	Maximum
Peter Dameris	1/2/07 3/1/07 3/23/07 1/2/07	—	346,500	693,000				42,553 42,553 42,553	188,000	11.75	499,998 518,721 540,849 747,864
James Brill	1/1/07 1/1/07	—	162,500	325,000				60,000	100,024	11.75	705,000 459,410
Emmett McGrath		—	139,125	278,250
Shawn Mohr		—	144,375	288,750
Michael McGowan	1/31/07 1/31/07	—	260,000	420,000				60,000	120,000	12.90	774,000 605,100
Mark Brouse	2/20/07	—	97,875	195,750					30,000	13.31	105,333

(1)
Executive annual incentive compensation is determined by the Compensation Committee of the Board. See "Compensation Discussion and Analysis—Annual Incentive Compensation" for a general description of the criteria used in determining incentive compensation paid to our executive officers.

(2)
Restricted stock granted under the Stock Option Plan as a part of long term incentive compensation as determined by the Compensation Committee of the Board. See "Compensation Discussion and Analysis—Long-Term Incentive Compensation" for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock to our executive officers.

(3)
Stock options granted as a part of long tern incentive compensation as determined by the Compensation Committee of the Board. See "Compensation Discussion and Analysis—Long Term Incentive Compensation" for a general description of the criteria used by the Compensation Committee in approving grants of stock options to our executive officers.

(4)
Computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 9 to the consolidated financial statements for the year ended December 31, 2007 included in our Annual Report of Form 10-K and are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under "Critical Accounting Policies-Stock-Based Compensation" in the Form 10-K.

Employment Contracts and Change in Control Arrangements

  Peter T. Dameris

        We entered into an employment agreement with Mr. Dameris on October 27, 2003 (subsequently amended on December 14, 2006), which continues through December 31, 2009, unless terminated earlier in accordance with the terms of the agreement. Under his employment agreement, Mr. Dameris currently receives an annual salary of $577,500, subject to annual merit increases. Mr. Dameris is also eligible to receive annual incentive compensation of up to 120% of his annual salary, based 60% upon the Company's attaining, and an additional 60% upon the Company's exceeding, revenue and EBITDA performance objectives (which objectives exclude certain non-recurring events) set by the Compensation Committee in consultation with Mr. Dameris. In addition, Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans. Mr. Dameris also receives, pursuant to his employment agreement, a stipend of $450 per month for lease of an automobile and other related expenses; payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination; and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

        Under his employment agreement, in addition to certain equity grants received prior to 2007, Mr. Dameris has or will receive the following equity grants, subject to his continued employment on each applicable grant date:

  •
  Stock Options

  •
  Mr. Dameris received a stock option grant of 500,000 shares of our common stock on December 14, 2006 with an exercise price of $11.39 per share. 400,000 shares of this grant were subject to and conditioned upon stockholder approval of an increase in authorized shares under our Stock Option Plan, which was attained on June 1, 2007. 213,332 shares of this option grant have vested as of April 30, 2008 and the balance will continue to vest as to 14,150 shares per month during the rest of 2008, as to 9,150 shares per month during 2009 and as to 4,600 shares per month during 2010 (with the remaining 400 shares vesting on December 31, 2010), such that this option will be fully vested and exercisable as of December 31, 2010, subject to Mr. Dameris' continued employment through each vesting date.

  •
  Mr. Dameris received a stock option grant covering 188,000 shares of our common stock on January 2, 2007 with an exercise price of $11.75 per share, all of which shares were subject to and conditioned upon stockholder approval of an increase in authorized shares under our Stock Option Plan, which was attained on June 1, 2007. 3,346 shares have vested as of April 30, 2008 and the balance will continue to conditionally vest as to approximately 5,320 shares per month during the rest of 2008, as to approximately 3,440 shares per month during 2009 and as to approximately 1,730 shares per month during 2010, such that all shares subject to this option will be vested and exercisable as of December 31, 2010, subject to Mr. Dameris' continued employment through each vesting date.

  •
  Restricted Stock Units.

  •
  Mr. Dameris received a grant of 85,106 restricted stock units on January 2, 2007, 42,553 of which will vest on the third anniversary of the grant date, subject to Mr. Dameris' employment through such date, and up to the remaining 42,553 of which will vest on a sliding scale of from zero to 42,553 units on December 31, 2009, subject to Mr. Dameris' continued employment through such date, based on the Company's stock price performance as compared to that of certain peer companies during the three-year performance period, as measured over the first 20 days and last 20 days of such period.

  •
  On January 2, 2008, Mr. Dameris received a grant of 78,369 restricted stock units, with a fair market value of approximately $500,000, which vest, subject to his continued employment, on the third anniversary of the grant date. Also on January 2, 2008, Mr. Dameris received a grant of 78,369 restricted stock units, with a fair market value of approximately $500,000 as of the grant date, which will vest on a sliding scale based on the Company's stock price performance relative to its peers during the three-year performance period, as measured over the first 20 days and the last 20 days of such period, subject to his continued employment with the Company. Additionally, Mr. Dameris was granted 15,700 restricted stock units valued at $100,166 which vest in equal, consecutive, annual installments on the first, second and third anniversaries, respectively, of the grant date.

  •
  On the first business day of 2009, subject to Mr. Dameris' continued employment through such date, Mr. Dameris will receive a grant of restricted stock units with a fair market value of approximately $500,000 on the date of grant. These restricted stock units will vest on December 31, 2011, subject to Mr. Dameris' continued employment through such date, on a sliding scale from zero to 100%, based on our total shareholder return as compared to that of certain peer companies (designated by the Committee) during the three-year performance period, as measured over the first 20 days and last 20 days of such period. Shares will be delivered in respect of any restricted stock units which vest as soon as practicable after vesting.

  •
  Restricted Stock.

  •
  Mr. Dameris received a grant of 42,553 restricted shares of our common stock on January 2, 2007 which will vest on a sliding scale from zero to 42,553 shares on December 31, 2009, subject to Mr. Dameris' employment through such date, based on our level of EBITDA growth during 2007.

  •
  On January 2, 2008, Mr. Dameris received a grant of 78,369 restricted shares of our common stock, with a fair market value of approximately $500,000 as of the grant date, which will vest on a sliding scale from zero to 78,369 shares on December 31, 2010, based on our level of EBITDA growth during 2008, subject to Mr. Dameris' employment through such date.

  •
  In addition, on the first business day of 2009, subject to Mr. Dameris' continued employment through such date, Mr. Dameris will receive a grant of restricted stock equal to the number obtained by dividing $500,000 by our per share price on the date of grant. This subsequent grant will vest on a sliding scale from zero to 100% of the shares on December 31, 2011, subject to Mr. Dameris' continued employment through such date, based on our level of EBITDA growth during 2009.

  •
  Stock Bonus

  •
  Mr. Dameris received a grant of 25,000 fully vested and unrestricted shares of our common stock on December 14, 2006.

        Upon the occurrence of certain changes in control of the Company, Mr. Dameris' employment agreement provides for (a) full vesting of all of the unvested stock options granted pursuant to his employment agreement; (b) full vesting of those unvested restricted stock units which would otherwise vest on the third anniversary of their grant; (c) modified vesting of those unvested restricted stock units which would otherwise vest on the third anniversary of their grant by reference to our total shareholder return such that those unvested restricted stock units will vest instead based on our total shareholder return as of the date of the transaction; (d) modified vesting of those unvested shares of restricted stock with respect to which the relevant performance year has concluded prior to the transaction such that those shares will vest in connection with the transaction based on the EBITDA results for the relevant performance year; and (e) modified vesting of those unvested shares of restricted stock with respect to which the performance year has not concluded prior to the transaction such that those shares will vest in connection with the transaction based on the greater of the EBITDA results for the prior year or the EBITDA results to date for the year in progress (without pro-ration). See "Employment Contracts and Change in Control Arrangements—Change in Control Agreements" herein for a discussion of certain benefits to which Mr. Dameris is entitled pursuant to an Executive Change of Control Agreement.

        Upon a termination of Mr. Dameris' employment without "cause" or for "good reason" during the term of his employment agreement, Mr. Dameris will become entitled to continuation of his base salary and to Company-paid medical benefits for a period of eighteen months following such termination, as well as a lump-sum payment representing the value of any accrued but unused vacation. In the event of a termination in connection with a change of control, such provisions of Mr. Dameris' employment agreement will be superseded by his Executive Change of Control Agreement. In addition, those unvested restricted stock units which otherwise vest on the third anniversary of their grant without regard to our total shareholder return will vest on a pro-rata basis in connection with such termination based on the time elapsed between grant and termination; those unvested restricted stock units which would otherwise vest on the third anniversary of their grant by reference to our total shareholder return will instead vest in connection with such termination based on our total shareholder return through such termination; those unvested shares of restricted stock with respect to which the applicable performance year has concluded prior to such termination shall vest based on our EBITDA results for the relevant performance year; and those unvested shares of restricted stock with respect to which the applicable performance year has not yet concluded at the time of termination shall vest on a pro-rata basis based on our EBITDA results to date in such year. These accelerated vesting provisions applicable upon termination shall also apply to any termination of employment occurring after December 31, 2009.

        Under the terms of his agreement, Mr. Dameris must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

  James Brill

        Pursuant to the terms of his January 1, 2007 employment agreement, Mr. Brill serves as the Senior Vice President and Chief Financial Officer of On Assignment. According to the terms of his employment agreement, Mr. Brill is entitled to a minimum annual base salary of $275,000, subject to annual increases thereafter, plus an additional one-time incentive bonus of up to $50,000 for fiscal year 2007 and annual incentive compensation of up to 100% of his base salary. The annual incentive compensation for subsequent years shall be determined by the Compensation Committee. Mr. Brill and his legal dependents, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans. Additionally, pursuant to his employment agreement, Mr. Brill receives an automobile allowance of $450 per month, payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

        Mr. Brill is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. Brill's employment by On Assignment without cause (as that term is defined in his employment agreement) he will receive continued payment of his base salary at the rate in effect as of the date his employment is terminated, for a period of twelve months, commencing on the effective date of the termination, paid in accordance with our normal payroll procedures applicable to our senior executives. In the event of a termination in connection with a change of control, such provisions of Mr. Brill's employment agreement will be superseded by his Executive Change of Control Agreement. See "Employment Contracts and Change in Control Arrangements—Change in Control Agreements" herein for a discussion of certain benefits to which Mr. Brill is entitled pursuant to his Executive Change of Control Agreement.

        Under the terms of his agreement, Mr. Brill must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

  Michael McGowan

        Pursuant to the terms of his January 3, 2007 employment agreement, Mr. McGowan serves as President of Oxford, a wholly owned subsidiary of On Assignment. Under his employment agreement, Mr. McGowan was entitled to a minimum annual base salary of $320,000 for calendar year 2007 and no less than $345,000 for 2008 and thereafter. Mr. McGowan is entitled to annual incentive compensation of up to 100% of his annual base salary and, for calendar years 2007 and 2008, synergy bonuses of $20,000 per quarter as well as annual synergy bonuses of up to another $20,000 per year. Mr. McGowan and his legal dependents are entitled to participate in our incentive, savings, retirement and welfare plans. Also pursuant to his employment agreement, Mr. McGowan receives a $500 monthly automobile allowance, payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

        Mr. McGowan is an "at will" employee and we may terminate him at any time, with or without cause. Upon termination by us without cause (as such term is defined in his employment agreement) or by Mr. McGowan as a result of On Assignment imposing a change in his reporting relationship or requiring him to relocate to a principal work location that is more than fifty miles from Beverly, Massachusetts, he will receive salary continuation for a period of twelve months, at the rate in effect as of the date his employment is terminated, commencing on the effective date of the termination and paid in accordance with our normal payroll procedures applicable to our senior executives. If we terminate Mr. McGowan's employment without cause during 2008, Mr. McGowan will also receive a pro-rata portion of his quarterly synergy bonus that would otherwise become payable in respect of the quarter in which the termination occurs had he remained employed with On Assignment through the last day of such quarter.

        Under the terms of his agreement, Mr. McGowan must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

  Emmett McGrath

        Pursuant to the terms of his July 23, 2004 employment agreement, Mr. McGrath serves as President of the Lab Support Division of On Assignment. Under his employment agreement, Mr. McGrath is entitled to a minimum base salary of $200,000 and incentive compensation of up to 100% of his annual base salary. Mr. McGrath's base salary was increased to $220,000 effective February 1, 2005, to $240,000 effective August 3, 2005, to $275,000 on August 1, 2006 and to $278,250 effective August 1, 2007. On November 28, 2007, with the approval of our Compensation Committee, On Assignment and Mr. McGrath entered into an amendment to his employment agreement, wherein effective January 1, 2008, Mr. McGrath's base salary was increased to $310,000 and his title changed to President of the Lab Support (now referred to as Life Sciences) and Allied Divisions in exchange for Mr. McGrath's acceptance of additional duties and responsibilities related to our Allied division. Mr. McGrath and his family, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans. Additionally, pursuant to his employment agreement, Mr. McGrath receives a car allowance of $450 per month, which may be used in his discretion towards lease or financing payments, maintenance and/or other car-related expenses. Additionally, Mr. McGrath receives payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

        Mr. McGrath is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. McGrath's employment by On Assignment without cause (as such term is defined in his employment agreement), he will receive regular monthly or bi-weekly salary payments of his annual base salary for a period of six months, commencing on the effective date of the termination.

        Under the terms of his agreement, Mr. McGrath must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

  Mark Brouse

        Pursuant to the terms of his employment agreement dated December 20, 2006, Mr. Brouse serves as President of Vista Staffing Solutions, Inc., a wholly owned subsidiary of On Assignment. Under his employment agreement, Mr. Brouse is entitled to a minimum annual base salary of $261,000.

Mr. Brouse is entitled to annual incentive compensation of up to $195,750. Mr. Brouse and his legal dependents, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans. Additionally, each calendar year during his employment, commencing with calendar year 2007, Mr. Brouse may designate a tax-exempt charitable organization to which On Assignment will contribute up to $5,000 prior to the end of such year, as directed by Mr. Brouse, contingent upon his continued employment with On Assignment through the end of such year.

        Mr. Brouse is an "at will" employee and may be terminated by On Assignment at any time for any reason, with or without cause. Upon termination of Mr. Brouse's employment by On Assignment without cause (as such term is defined in his employment agreement), or by Mr. Brouse as a result of a constructive termination by On Assignment (as such term is defined in the agreement), he will receive continued payment of his base salary at the rate in effect as of the date his employment is terminated, for a period of twelve months, commencing on the effective date of the termination, paid in accordance with our normal payroll procedures applicable to our senior executives. Additionally, Mr. Brouse will receive a pro-rata portion of his annual incentive compensation that would otherwise become payable in respect of the year in which the termination occurs, if and to the extent that, as of the termination date, On Assignment is on track to attain the performance objectives applicable to such annual incentive compensation.

        Under the terms of his agreement, Mr. Brouse must comply with certain confidentiality and nonsolicitation requirements during and after his employment.

  Shawn Mohr

        Pursuant to the terms of his April 14, 2004 employment agreement, Mr. Mohr served as Chief Sales Officer and President of the Healthcare Staffing Division of On Assignment. Under his employment agreement, Mr. Mohr was entitled to a minimum annual base salary of $230,000 and incentive compensation of up to 100% of his annual base salary. Mr. Mohr's base salary was increased to $260,000 effective August 9, 2004, to $265,000, effective August 3, 2005 and to $288,750 effective August 1, 2007. In addition, Mr. Mohr and his family, as applicable, were entitled to participate in our incentive, savings, retirement and welfare plans. Mr. Mohr also received a stipend of $450 per month for lease or financing of an automobile and other related expenses; payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination; and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

        Mr. Mohr and On Assignment mutually agreed to terminate his employment effective December 31, 2007. In conjunction with this, the parties entered into a Separation Agreement dated January 14, 2008. The Separation Agreement entitles Mr. Mohr to continuation of his salary at an annualized rate of $288,750 through December 31, 2008; a lump-sum payment of $57,750 in lieu of any bonus that may have become payable under a bonus plan in respect of services provided during 2007, absent Mr. Mohr's termination; a lump-sum payment of $15,348.93 in lieu of the continuation of Company-subsidized healthcare insurance benefits; and an additional payment of $231,000, payable in substantially equal installments on the Company's generally applicable 2009 payroll dates, subject to the terms and conditions set forth in the Separation Agreement. These payments will be discontinued prior to December 31, 2008 or December 31, 2009, respectively, in the event that Mr. Mohr furnishes services to a third party as a senior executive prior to either such date. These payments are also contingent upon Mr. Mohr's continued compliance with certain covenants relating to non-solicitation of the Company's clients and employees, protection of the Company's confidential information and trade secrets, and non-disparagement of the Company and its affiliates. Mr. Mohr forfeited all unvested stock options and unvested restricted stock units upon his termination of employment. On January 14, 2008 Mr. Mohr's vested stock options converted into an equivalent number of fully vested and exercisable, cash-settled stock appreciation rights ("SARs") at the same exercise price and otherwise on substantially the same terms and conditions as those applicable to the vested stock options so converted into SARs.

Change in Control Severance Plan

        In 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan to provide severance benefits for officers and other eligible employees who were involuntarily terminated within 18 months of a change in control transaction. The Severance Plan was subsequently amended on August 8, 2004 and January 23, 2007. Upon involuntary termination within 18 months of a change in control transaction, certain eligible employees will be entitled to receive a lump-sum payment equaling a percentage of their salary and target bonus plus benefits continuation, such amount to be determined based upon the applicable employee's title. Upon a termination of employment following a change in control, our Chief Executive Officer would receive 300 percent of annual base pay and target bonus, our Chief Financial Officer would receive 250 percent of annual base pay and target bonus, senior vice presidents of On Assignment and presidents of a division of On Assignment would receive 200 percent of annual base pay and target bonus, and certain other employees would receive lesser amounts. Payments under the Severance Plan are subject to additional "Gross-Up" payments to cover any excise tax that may be imposed. As a result of entering into separate change of control agreements, Messrs. Dameris and Brill are not eligible to participate in the Severance Plan.

        Involuntary termination is defined in the Severance Plan to include a termination by On Assignment or a successor entity without cause or a voluntary termination by the employee following (a) a reduction in annual base pay or target bonus; (b) a relocation in the employee's place of employment of more than 35 miles; or (c) in the case of an executive officer or vice president, a change in the employee's position that materially reduces his or her level of responsibility or authority.

        Change in control is defined under the Severance Plan to include (a) a merger or consolidation in which On Assignment is not the surviving entity; (b) the sale, transfer or other disposition of all of substantially all of On Assignment's assets; (c) any reverse merger in which On Assignment is the surviving entity, but in which 50% or more of its outstanding voting stock is transferred to holders different from those stockholders immediately prior to such merger; (d) the acquisition by any person directly or indirectly of 50% or more of the combined voting power of the outstanding shares of On Assignment's capital stock; or (e) a change, during any period of two consecutive years following December 31, 2004, of a majority of the individuals who comprise the Board of On Assignment, subject to specified conditions and exceptions.

Change of Control Agreements

        On December 31, 2004, On Assignment entered into an Executive Change of Control Agreement with Mr. Dameris. On January 1, 2007, On Assignment entered into an Executive Change of Control Agreement with Mr. Brill. The Executive Change of Control Agreements provides Messrs. Dameris and Brill with severance payments and certain benefits in the event of an Involuntary Termination following a Change of Control (as such capitalized terms are defined in the applicable Executive Change of Control Agreement).

        As a result of entering into the Change of Control Agreements, Messrs. Dameris and Brill will not be eligible to participate in the Severance Plan, which is applicable to certain of On Assignment's employees. The severance and benefits payable pursuant to the Change of Control Agreements are substantially the same as the severance and benefits that would have been payable to the executives under the Severance Plan. Also pursuant to the Executive Change of Control Agreements, immediately prior to a Change of Control, all stock options and other unvested equity awards then held by the executive will become fully vested and exercisable.

        A "Change of Control" will be deemed to have occurred, consistent with the Severance Plan, upon the consummation of any of the following transactions: (a) a merger or consolidation in which On Assignment is not the surviving entity; (b) the sale, transfer or other disposition of all of substantially all of On Assignment's assets; (c) any reverse merger in which On Assignment is the surviving entity, but in which 50% or more of its outstanding voting stock is transferred to holders different from those stockholders immediately prior to such merger; (d) the acquisition by any person directly or indirectly of 50% or more of the combined voting power of the outstanding shares of On Assignment's capital stock; or (e) a change, during any period of two consecutive years following the date of the agreement (i.e. December 31, 2004 with respect to Mr. Dameris and January 1, 2007 with respect to Mr. Brill), of a majority of the individuals who comprise the Board of On Assignment, subject to specified conditions and exceptions.

        An "Involuntary Termination" will be deemed to have occurred if the executive's employment with On Assignment, or its successor following the Change of Control, is terminated by any of the following, subject to specified conditions: (a) his involuntary discharge or dismissal other than for Cause (as defined in the applicable Executive Change of Control Agreement), (b) his resignation as a result of the Company's failure to pay him compensatory amounts owed to him or his involuntary relocation from the corporate headquarters' metropolitan area, (c) his resignation following a reduction in his base salary or target bonus or a material reduction in his benefits, or (d) his resignation following a change in his position with the company that materially reduces his level of responsibility or authority. The executive's resignation for any reason or for no reason during the period commencing on the date that is six months after the date of a Change of Control and ending ten business days thereafter also would be deemed to be an "Involuntary Termination" for purposes of his Executive Change of Control Agreement.

        In the event of an Involuntary Termination following a Change of Control, the executive will be entitled to receive (a) all then accrued compensation and a pro-rata portion of his target bonus for the year in which the termination is effected, (b) a multiple of the executive's then current base salary plus target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) continued contributions to the company's retirement plans for 18 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. The multiple for subpart (b) above is 3.0 for Mr. Dameris and 2.5 for Mr. Brill.

Change in Control Table(1)

        The following table reflects the estimated aggregate amount of payments and other benefits each of the included persons would receive upon a change of control.

Name	Severance Pay	Medical and Dental Benefits	Acceleration of Stock Options	Acceleration of Restricted Stock	Accrued and Unpaid PTO Days	Outplacement Services (not to exceed)
Peter Dameris(2)	$5,082,000	$30,211	$916,363	$1,272,981	—	$15,000
James Brill(2)	$1,925,000	$28,554	—	$420,600	$10,984	$15,000
Emmett McGrath(3)	$1,113,000	$30,887	—	—	$10,757
Michael McGowan(3)	$1,280,000	$29,763	—	—	$25,845
Mark Brouse(3)	$913,500	$15,053	—	—	$27,104

(1)
Amounts provided in table assume a change in control on December 31, 2007.

(2)
Stock Options and Restricted Stock accelerate and vest immediately prior to a change in control. Severance Pay, Medical and Dental Benefits, and the value of Accrued and Unpaid PTO Days become payable if the executive officer is involuntarily terminated or resigns for good reason within six months and ten days following a change in control. Outplacement Services become payable if the executive officer elects to avail himself of this benefit after an involuntary termination or resignation for good cause, within six months and ten days following a change in control.

(3)
Severance Pay, Medical and Dental Benefits and the value of Accrued and Unpaid PTO Days become payable if the executive officer is involuntarily terminated within eighteen months following a change in control.

Summary of Outstanding Equity Awards

        The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2007.

Fiscal Year 2007 Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)		Equity Incentive Plans Awards: Number of Securities Underlying Unearned Unexercised Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter Dameris	130,091 257,810 40,623 58,333 165,000 62,040	— 17,190 9,377 41,667 335,000 125,960	(3) (4) (5) (6) (6)		5.22 5.11 4.45 6.68 11.39 11.75	11/12/13 3/23/14 9/27/14 8/29/15 12/14/16 1/2/17	53,936 42,553	(6) (6)	378,091 298,297	42,553 42,553	(6) (6)	298,297 298,297
James Brill	—	100,024	(7)		11.75	1/1/17	60,000	(8)	420,600
Emmett McGrath	61,709 21,291	12,500 12,500	(9) (10)		4.97 4.96	8/30/14 12/10/14	10,812 20,650 28,875	(11) (12) (13)	75,792 144,757 202,414
Michael McGowan	22,500	97,500	(14)		12.90	1/31/17	48,750	(15)	341,738
Mark Brouse	—	30,000	(16)		13.31	2/20/17
Shawn Mohr ()	39,444 98,541 59,213	— — —			6.52 6.00 4.65	1/11/08 1/11/08 1/11/08	10,812 20,650 8,250	(17) (17) (17)	75,792 144,757 57,833

(1)
Generally the initial grant of equity awards vest 25% on the anniversary date of the grant and the remaining 75% ratably monthly over the next 36 months. Subsequent grants generally vest ratably over the 48 months following the grant.

(2)
Represents the closing price of a share of the Company's common stock on the NASDAQ Stock Market on the option grant date.

(3)
Remaining options vested March 23, 2008.

(4)
Remaining options vest in approximately equal, consecutive monthly increments of approximately 1,037 options from January 27, 2008 through September 27, 2008.

(5)
Remaining options vest in approximately equal, consecutive monthly increments of approximately 2,083 options from January 29, 2008 through January 29, 2009.

(6)
For a discussion of Mr. Dameris' vesting schedules, see "Employment Contracts and Change in Control Arrangements—Peter T. Dameris" presented elsewhere in this Proxy Statement.

(7)
25,000 options vested on January 1, 2008;.2,085 options vested on February 1, 2008; 2,085 units vested on March 1, 2008; 2,085 units vested on April 1, 2008 and the remaining options vest thereafter in equal, consecutive increments of 2,085 options per month on the first day of each month.

(8)
15,000 restricted stock units vested on January 1, 2007; 1,250 units vested on February 1, 2008; 1,250 units vested on March 1, 2008; 1,250 units vested on April 1, 2008 and the remaining units vest thereafter in equal, consecutive increments of 1,250 per month as of the first day of each month.

(9)
Remaining 12,500 options vest in approximately equal, consecutive increments of approximately 1,562 options per month, from January 31, 2008 through August 30, 2008.

(10)
Remaining 12,500 options vest in approximately equal, consecutive increments of approximately 1,042 options per month, from January 10, 2008 through December 10, 2008.

(11)
Remaining awards vest quarterly in approximately equal, consecutive increments of approximately 1,544 awards, from February 3, 2008 through August 3, 2009.

(12)
Remaining awards vest quarterly in equal, consecutive increments of 2,950 awards, from February 22, 2008 through August 22, 2009.

(13)
Remaining awards vest quarterly in equal, consecutive increments of 2,625 awards, from February 1, 2008 through August 1, 2009.

(14)
Remaining options vest quarterly in equal, consecutive increments of 7,500 options, from April 30, 2008 through January 31, 2011.

(15)
Remaining awards vest quarterly in equal, consecutive increments of 3,750, from April 30, 2008 through January 31, 2011.

(16)
7,500 options vested on February 20, 2008. Thereafter, the remaining options vest in equal, consecutive increments of 625 options per month, from March 20, 2008 through February 20, 2011.

(17)
The Company and Mr. Mohr mutually agreed to terminate his employment effective December 31, 2007. As further described in Footnote 3 of the Summary Compensation Table, on the termination of his employment Mr. Mohr forfeited 39,712 restricted stock units and 243,880 stock options.

Summary of Option Exercises and Stock Vested

        The table below sets forth information concerning the exercise of options and the vesting of restricted stock during the 2007 fiscal year by our named executive officers. No stock appreciation rights were issued or exercised during the 2007 fiscal year.

Fiscal Year 2007 Option Exercises and Stock Vested

	Options Awards		Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of shares Acquired on Vesting	Value Realized on Vesting
Peter Dameris	30,000	221,550	30,820	320,836
James Brill	—	—	—	—
Emmett McGrath	—	—	28,478	300,483
Shawn Mohr	50,950	431,547	20,978	220,008
Michael McGowan	—	—	11,250	110,813
Mark Brouse	—	—	—	—

Equity Compensation Plan Information

        The table below sets forth the following information as of December 31, 2007 for (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders:

  (1)
  the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

  (2)
  the weighted-average exercise price of such outstanding options, warrants and rights; and

  (3)
  other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,492,463	10.27	1,690,820
Equity compensation plans not approved by stockholders	220,024	12.38	—

Total	3,712,487	10.40	1,690,820

Deferred Compensation

        The Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives and directors. The Deferred Compensation Plan became effective January 1, 1998. On Assignment credits the account of each participant in the Deferred Compensation Plan in the amount elected by the participant. The Deferred Compensation Plan permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100 percent of their base salary, incentive compensation, stock option gain or director fees on a pre-tax basis and earn tax-deferred income on these amounts. Upon initial enrollment in the Deferred Compensation Plan, and quarterly thereafter at the participant's election, the participant chooses one or more measurements funds, the market performance of which over the measurement period will be used to determine the additional amounts to be credited to his or her account, and allocates, in increments of 5% or more, how much of the participant's account balance to attribute to each selected measurement fund. A participant's account balance and annual deferral amount actually deferred during any calendar quarter are credited or debited on a daily basis based on the performance of each selected measurement fund, as though the participant's account balance was actually invested in the measurement funds selected by the participant, in the percentages allocated by the participant. Distributions from the Deferred Compensation Plan are made at retirement, death or termination of employment, in a lump-sum or over five, ten or fifteen years. Notwithstanding the foregoing, On Assignment is in administrative compliance with certain requirements of IRS Code Section 409A which states that plan distributions made upon the termination of service of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers may not be made earlier than six months after the date of separation from service. Furthermore, if On Assignment determines in good faith prior to a change in control that there is a reasonable likelihood that any compensation paid to a participant for a taxable year would not be deductible by On Assignment solely by reason of the limitation under IRS Code Section 162(m), then On Assignment may defer all or any portion of a distribution until the earliest possible date, as determined by On Assignment in good faith, on which the deductibility of compensation paid or payable to the participant for the taxable year during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a change in control.

        The following table sets forth a summary of all nonqualified deferred compensation contributions and nonqualified deferred compensation received by each of the named executive officers for the year ending December 31, 2007 and the aggregate balance under such arrangements at the end of the year.

Fiscal Year 2007 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007($)(1)
Peter Dameris	632,000	—	96,518	—	1,258,066
James Brill(2)	—	—	—	—	—
Emmett McGrath(2)	—	—	—	—	—
Shawn Mohr(2)	—	—	—	—	—
Michael McGowan(2)	—	—	—	—	—
Mark Brouse(2)	—	—	—	—	—

(1)
Of Mr. Dameris' $632,000 contribution for 2007, $500,000 represents 2007 compensation included in the Fiscal Year 2007 Summary Compensation Table presented elsewhere in this Proxy Statement and $132,000 represents non-equity incentive compensation earned in 2006, reported for fiscal year 2006 in the Fiscal Year 2007 Summary Compensation Table. Mr. Dameris' $96,518 in aggregate earnings during 2007 is included in the Fiscal Year 2007 Summary Compensation Table. Of his $1,258,066 aggregate balance, $492,216 represents deferred salary that is included in the salary reported in the Fiscal Year 2007 Summary Table for fiscal year 2006.

(2)
Does not participate in any nonqualified deferred compensation plan.

Other Benefits

        On Assignment maintains an Employee Stock Purchase Plan, as amended and restated on June 18, 2002 and further amended on January 23, 2007, which is referred to as the ESPP. Under the ESPP, On Assignment may grant employees of On Assignment and its affiliates that adopt the ESPP the opportunity to purchase shares of On Assignment's common stock through periodic offering of options to purchase shares of On Assignment's common stock at a discount, subject to certain limits. The ESPP is intended to qualify under Section 423 of the United States Internal Revenue Code of 1986, as amended from time to time. Employees eligible to participate in the ESPP generally include employees who have been employed by On Assignment or an affiliate that has adopted the ESPP for thirty continuous days prior to certain dates and are employed by On Assignment on such dates. Employees who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP.

Director Compensation

        Each non-officer director except the Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Compensation Committee receives an annual cash retainer of $30,000 payable quarterly in arrears. Each non-officer director receives $2,000 per regularly scheduled Board meeting attended in person or by telephone; $750 per special telephonic Board meeting attended; $1,000 per committee meeting, if held separately and attended in person, or $750 if attended by telephone. In addition, we reimburse all non-officer directors for their reasonable expenses incurred in attending Board or committee meetings. Mr. Jones' annual retainer is $50,000 for his services as Chairman of the Board, Mr. Pierce's annual retainer is $40,000 for his services as Chairman of the Audit Committee, and Mr. Holman's annual retainer is $35,000 for his services as Chairman of the Compensation Committee. All retainers are payable quarterly in arrears. The total compensation paid to each of our non-officer directors for services during 2007, in addition to expense reimbursements, was $41,250 for Senator Brock, $2,000 for Mr. Pierce $2,000, $47,250 for Mr. Holman and $66,000 for Mr. Jones. Additionally, during 2007 we paid Ms. Hopp $50,250 in compensation for her service as a director and Chairperson of the Audit Committee.

        Each new, non-officer director receives an option to purchase 18,000 shares of our common stock upon first joining the Board. Consequently, Mr. Pierce, who joined our Board on December 6, 2007, received such an option grant. Each non-officer director also receives an annual grant of certain stock-based awards associated with shares of our common stock. On August 8, 2007 Messrs. Brock, Holman and Jones, as well as then non-officer director, Ms. Hopp, were granted 3,558 restricted stock awards, of which 50% vested immediately upon issuance and the remaining 50% will vest on August 8, 2008, subject to the director's continued service as of that date. The grant-date fair value of these awards was $11.24 per share.

        The following table shows compensation information for each of On Assignment's non-employee directors for the year ended December 31, 2007. The compensation of our President and Chief Executive Officer is disclosed in the "Summary Compensation Table."

Fiscal Year 2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Jeremy M. Jones	64,750	39,588	—	—	—		—	104,338
Teresa A. Hopp	45,333	39,588	—	—	—		—	84,922
Jonathan S. Holman	46,000	39,588	—	—	—		—	85,588
William E. Brock	38,500	39,588	—	—	9,476	(4)	—	87,564
Elliott Ettenberg	14,667	11,670	—	—	—		—	26,337
Edward L. Pierce	5,667	—	958	—	—		—	6,624

(1)
This amount includes both the 2007 annual retainer and fees for meeting attendance.

(2)
The grant-date fair value of these awards was $11.24 per share. Based on 3,558 shares for each director listed above and in accordance with FAS 123(R) under which the cost of stock option grants and other equity incentive awards to directors and employees is measured by the fair value of the awards on their grant date (calculated based on the closing price per share on such date) and is recognized over the vesting periods of the awards, whether or not the awards had any intrinsic value during the period. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123(R) for awards that also vested during the period. Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 9 to the consolidated financial statements for the year ended December 31, 2007 included in our Annual Report of Form 10-K and are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under "Critical Accounting Policies—Stock-Based Compensation" in our Annual Report on Form 10-K. As of December 31, 2007, the aggregate number of unvested stock awards for the named directors was: Mr. Jones—1,779; Ms. Hopp—zero; Mr. Holman—1,779; Mr. Brock—1,779; Mr. Ettenberg—zero; and Mr. Pierce—zero.

(3)
As of December 31, 2007, the aggregate number of stock options outstanding for the named directors was: Mr. Jones—72,000; Ms. Hopp—27,000; Mr. Holman—42,000; Mr. Brock—54,000; Mr. Ettenberg—zero; and Mr. Pierce—zero.

(4)
Represents fiscal year 2007 gain on cumulative deferred compensation plan contributions.

Compensation Committee Report

        To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled "Compensation Committee Report" will not be deemed incorporated, unless specifically provided otherwise in such filing.

        The Compensation Committee of the Board of Directors is responsible for the establishment, approval and oversight of the total compensation awarded to On Assignment's executive officers. It also administers On Assignment's Amended and Restated 1987 Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee determines compensation, including base salary and individual bonus programs for executive officers each fiscal year. The Compensation Committee is also responsible for reviewing and approving On Assignment's employment and other compensatory agreements with its executive officers.

        The Compensation Committee meets in executive session without management present as part of its regularly scheduled meetings. During 2007, the following individuals served on the Compensation Committee: Senator Brock, Mr. Jones and Mr. Holman, who served as chairperson. None of these individuals is, or has been, an officer or employee of On Assignment.

        The Compensation Committee has reviewed and discussed the section of the Proxy Statement entitled, "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled "Compensation Discussion and Analysis" as it appears be included in this Proxy Statement and be incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2007.

Jonathan S. Holman, Chairman
William E. Brock
Jeremy M. Jones

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as independent accountants to audit On Assignment's consolidated financial statements for the fiscal year ending December 31, 2008, and is asking stockholders to ratify this appointment at the Annual Meeting.

        Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2007 and 2006 is set forth herein.

        Our Bylaws do not require that stockholders ratify the appointment of our independent accountants. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent accountants. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its stockholders.

Approval of Proposal Two

        Our Board unanimously recommends that our stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent accountants for the current year. Unless a contrary choice is specified, shares represented by proxies will be voted "FOR" ratification of the appointment.

Report of the Audit Committee

        To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled "Report of the Audit Committee" will not be deemed incorporated, unless specifically provided otherwise in such filing.

        The Audit Committee of the Board consists of Mr. Holman, Mr. Jones and Mr. Pierce, who has served as chairman since December 6, 2007. Ms. Hopp served as chairperson of the Audit Committee until her resignation from the Board, effective December 6, 2007. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

  Pre-approval of Audit and Non-Audit Services

        All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte's independence in the conduct of its auditing functions. The Audit Committee Charter, amended and adopted on February 12, 2004, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the NASDAQ Stock Market. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

  Filing of Audited Financial Statements with Annual Report for 2007

        The Audit Committee read and discussed On Assignment's audited consolidated financial statements for the year ended December 31, 2007, with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment's independent accountants, the accountant's responsibilities, any significant issues arising during the audit and other matters required to be discussed by SAS No. 114 (The Auditor's Communication with Those Charged with Governance) and the standards of the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X of the Securities Act of 1933, as amended. The Audit Committee received the written disclosures and letter from On Assignment's independent accountants required by Independence Standards Board Standard No. 1 and has discussed with On Assignment's accountants its independence. Based on its reading of such documents and the discussions noted above, the Audit Committee recommended to the Board of Directors that On Assignment's consolidated financial statements for the year ended December 31, 2007, be included in its Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Edward L. Pierce, Chairperson
Jonathan S. Holman
Jeremy M. Jones

Principal Accountant Fees and Services

        The following table sets forth fees for professional services provided by Deloitte & Touche LLP for the audit of On Assignment's financial statements for fiscal years 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal years 2007 and 2006:

	2007	2006
Audit Fees(1)	$1,156,550	$539,873
Audit-Related Fees(2)	$342,484	$312,051
Tax Fees(3)	$18,300	$26,719
All other fees(4)	$144,525	$127,200

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Represents fees paid in connection with the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(3)
Represents fees for services provided in connection with On Assignment's tax returns for Canada and the United Kingdom.

(4)
Represents fees for services provided to On Assignment not otherwise included in the categories seen above. None of these fees were for services related to the design or implementation of financial information systems. In 2007, $131,000 of these fees related to filing Pro Forma financial statements related to the Vista and Oxford acquisitions and $14,000 related to registration statements filed with the U.S. Securities and Exchange Commission. In 2006, $121,000 of these fees related to the filing of a registration statement with the U.S. Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2007 the Compensation Committee of the Board was composed of Senator Brock, Mr. Jones and Mr. Holman. There are no Compensation Committee interlocks and no member of the Compensation Committee was an officer or employee of On Assignment or its subsidiaries during fiscal year 2007.

Certain Relationships and Related Transactions

        There were no related party transactions or relationships in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers and each beneficial owner of more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership.

        Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2007 filed on a timely basis all such reports required for the year, except for the following items: Senator William Brock, a member of our Board of Directors, was late in reporting a sale transaction and other disposition of shares occurring on May 15, 2007, which was reported on a Form 4 on May 24, 2007; Edward Pierce, a member of our Board of Directors, was late in reporting an acquisition of shares occurring on December 6, 2007, which was reported on a Form 4 on December 12, 2007; Peter Dameris, On Assignment's President and Chief Executive Officer, was late in reporting a sale transaction and other disposition of shares occurring on April 3, 2007, which was reported on a Form 4 on April 10, 2007; Michael McGowan, President of Oxford Global Resources, Inc., was late in reporting a disposition of shares occurring on April 30, 2007, which was reported on a Form 4 on May 4, 2007; and Shawn Mohr, our former President of Healthcare Staffing, was late reporting a disposition of shares occurring on May 1, 2007, which was reported on a Form 4 on May 4, 2007.

Other Matters

        As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

Annual Report to Stockholders and Form 10-K

        A copy of On Assignment's Annual Report to Stockholders for the year ended December 31, 2007, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

        On Assignment filed its Annual Report for the year ended December 31, 2007 on Form 10-K with the Securities and Exchange Commission on March 17, 2008. A copy of this report is included in On Assignment's Annual Report to Stockholders which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to the Investor Relations Department at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" will not be deemed incorporated, unless specifically provided otherwise in such filing.

Proposals by Stockholders

        Proposals that stockholders intend to present at the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received at On Assignment's principal executive offices in Calabasas, California no later than December 15, 2008, for inclusion in the proxy material for that meeting. Pursuant to On Assignment's Bylaws, proposals submitted other than pursuant to Rule 14a-8, including nominations to the Board, must be received by the Secretary not less than thirty days nor more than sixty days prior to the date of the meeting. Stockholder notices should be delivered to the Secretary at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302.

Miscellaneous

        The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

        Stockholders are urged to sign and date the enclosed proxy card and return it today in the enclosed envelope.

By Order of the Board of Directors,

Samanthe A. Beck
 Secretary

April 24, 2008
Calabasas, California

DETACH PROXY CARD HERE

PROXY

ON ASSIGNMENT, INC.

26651 West Agoura Road, Calabasas, California 91302
This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders to be held on Friday, May 30, 2008

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders of On Assignment Inc. (the "Company"), and appoints Peter T. Dameris and James L. Brill and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 15, 2008, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Friday, May 30, 2008, at 2:00 p.m., Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company's Corporate Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" PROPOSALS ONE AND TWO UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

(continued from other side)

1.	To elect the Board's nominees, Peter T. Dameris and Jonathan S. Holman, to serve as directors until the 2011 Annual Meeting of Stockholders or until his successor is elected and qualified:
ELECTION OF DIRECTORS ☐ FOR ☐ WITHHOLD AUTHORITY TO VOTE

Nominees: 01. Peter T. Dameris and 02. Jonathan S. Holman
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Withhold Authority to Vote" box and write that nominee's name and number on the space provided below).
EXCEPTIONS
2.	To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

If you wish to vote in accordance with the recommendation of the Board of Directors, all you need to do is sign and return this proxy card. The proxy holder(s) cannot vote your shares unless you sign and return the proxy card.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	, 2008

Signature

Signature if held jointly

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Friday, May 30, 2008
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2008
2008 PROXY STATEMENT TABLE OF CONTENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE—ELECTION OF DIRECTORS
EXECUTIVE AND DIRECTOR COMPENSATION Compensation Discussion and Analysis
Fiscal Year 2007 Summary Compensation Table
Fiscal Year 2007 Grants of Plan Based Awards
Change in Control Table(1)
Fiscal Year 2007 Outstanding Equity Awards at Fiscal Year End
Fiscal Year 2007 Option Exercises and Stock Vested
Fiscal Year 2007 Nonqualified Deferred Compensation
Fiscal Year 2007 Director Compensation
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Report of the Audit Committee